Exhibit 2.2*

Execution Copy

Amendment Number One to

Asset Purchase Agreement

This Amendment Number One to Asset Purchase Agreement (this “Amendment”), dated as of March 12, 2009, by and among Valero Renewable Fuels Company, LLC, a Texas limited liability company (“Buyer”), Valero Energy Corporation, a Delaware corporation (“Parent”), VeraSun Energy Corporation, a South Dakota corporation (the “Company”), and each of the following entities (such entities, together with the Company, collectively, “Sellers”): VeraSun Aurora Corporation, a South Dakota corporation; VeraSun Charles City, LLC, a Delaware limited liability company; VeraSun Fort Dodge, LLC, a Delaware limited liability company; VeraSun Hartley, LLC, a Delaware limited liability company; VeraSun Marketing, LLC, a Delaware limited liability company; VeraSun Welcome, LLC, a Delaware limited liability company; and VeraSun Reynolds, LLC, a Delaware limited liability company. Buyer, Parent and Sellers are sometimes herein referred to as the “Parties”).

RECITALS

A. The Parties are parties to that certain Asset Purchase Agreement dated as of February 6, 2009 (the “Purchase Agreement”).

B. The Parties desire to amend the Purchase Agreement in certain respects, as hereinafter set forth.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals; Defined Terms; Section and Schedule References. The foregoing recitals are incorporated herein for all purposes. Capitalized terms which are used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement. References herein to a “Section” shall mean the corresponding section of the Purchase Agreement, and references herein to a “Schedule” shall mean the corresponding schedule to the Purchase Agreement.

2. Amendments. The Purchase Agreement is hereby amended as follows:

(a) Definitions.

(i) The definition of “Auction” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Auction” has the meaning set forth in the Bidding Procedures.

(ii) The definition of “Bidding Procedures” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Bidding Procedures” means the bid procedures approved by the Bankruptcy Court pursuant to the Bidding Procedures Order.

*	In accordance with Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the Amendment Number One to Asset Purchase Agreement (“Amendment 1”) in this exhibit, have not been filed. The registrant agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request. See section 2(i) of Amendment 1 and the list of schedules and exhibits immediately following the table of contents of the Asset Purchase Agreement filed as Exhibit 2.1 to this report.

(iii) The definition of “Bidding Procedures Order” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Bidding Procedures Order” means the Order of the Bankruptcy Court styled “Order Pursuant to 11 U.S.C. §§ 105(A), 363, 365 and Fed. R. Bankr. P. 2002, 6004, 6006 (A) Establishing Bidding and Auction Procedures Related to the Sale of Some or All of the Debtors’ Assets; (B) Approving Bid Protections for Sale of VSE Assets; (C) Establishing Procedures for the Debtors to Enter into Additional Stalking Horse Agreements with Bid Protections in Connection with Sale of Assets; (D) Scheduling an Auction and Sale Hearing for the Sale of the Debtors’ Assets; (E) Permitting Credit Bidding Pursuant to Bankruptcy Code Section 363(K); (F) Establishing Certain Notice Procedures for Determining Cure Amounts; (G) Approving Form and Manner of Notice of All Procedures, Protections, Schedules and Agreements; and (H) Granting Certain Related Relief” and entered on February 20, 2009 (Docket No. 699 in the Bankruptcy Case).

(iv) The definition of “Sale Motion” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“Sale Motion” means the motion styled “Motion Pursuant to 11 U.S.C. §§ 105(a), 363, 365 and Fed. R. Bankr. P. 2002, 6004, 6006 for (I) Entry of an Order (A) Establishing Bidding and Auction Procedures Related to the Sale of Some or All of the Debtors’ Assets; (B) Approving Bid Protections for Sale of VSE Assets; (C) Establishing Procedures for the Debtors to Enter into Additional Stalking Horse Agreements with Bid Protections in Connection with Sale of Assets; (D) Scheduling an Auction and Sale Hearing for the Sale of the Debtors’ Assets; (E) Permitting Credit Bidding Pursuant to Bankruptcy Code Section 363(K); (F) Establishing Certain Notice Procedures for Determining Cure Amounts; (G) Approving Form and Manner of Notice of All Procedures, Protections, Schedules and Agreements; and (H) Granting Certain Related Relief; and (II) Entry of an Order (A) Approving the Sale of Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (C) Granting Certain Related Relief” and filed with the Bankruptcy Court on February 6, 2009 (Docket No. 622 in the Bankruptcy Case).

(v) Section 1.1 is hereby amended to incorporate therein the following new defined term:

“Sale Hearing” has the meaning set forth in the Bidding Procedures Order.

(vi) Except as the context requires otherwise, the term “Agreement” shall be deemed to refer to the Purchase Agreement as amended hereby.

(b) Deposit. Section 3.2 is hereby amended to delete the words “interest bearing” therefrom, it being agreed by the Parties that the Deposit need not accrue interest.

(c) Expense Fund. Section 3.3(c) is hereby amended to delete the words “interest bearing” therefrom, it being agreed by the Parties that the accounts comprising the Expense Fund need not accrue interest.

(d) Bidding Procedures. Section 7.8(b) is hereby deleted in its entirety and replaced with the following:

As further provided in the Bidding Procedures Order, Sellers shall promptly segregate all bid deposits received from other bidders (if any) in the Auction into the BUFER Account, until the aggregate amount of such deposits equals $11,000,000. Monies held in the BUFER Account shall be maintained free and clear of all Encumbrances whatsoever and such monies shall not be subject to any claims by creditors of Sellers’ respective estates unless and solely to the extent such monies are disbursed to the Sellers pursuant to the terms of this Agreement. Upon the termination of this Agreement under any circumstance resulting in Buyer being entitled to receive the Break-Up Fee and/or the Expense Reimbursement in accordance with the applicable provisions of Section 11.2, the Break-Up Fee and/or Expense Reimbursement (as applicable) shall be disbursed to Buyer from the BUFER Account and, thereafter, any remaining moneys held in the BUFER Account shall be released to Sellers or as the Bankruptcy Court may otherwise direct. The Break-Up Fee and Expense Reimbursement (i) shall be funded from the VSE Bid Deposit of the Successful Bidder for the Acquired Assets, or, to the extent necessary, from Sellers’ other assets, (ii) shall be secured by a first priority, unprimable security interest in the VSE Bid Deposit of the Successful Bidder for the Acquired Assets (except that such security interest shall be subordinate to the interest of such Successful Bidder in its VSE Bid Deposit in the event a sale transaction with such Successful Bidder is not ultimately consummated) and perfected by language in the Bidding Procedures Order, without need for further action to perfect such security interest, (iii) shall be approved and payment authorized by the Bankruptcy Court in the Bidding Procedures Order and (iv) shall automatically be deemed an allowed super priority administrative expense under Sections 503(b)(1) and 364(c)(1) of the Bankruptcy Code in the Bidding Procedures Order. The VSE Bid Deposit of the Successful Bidder for the Acquired Assets shall not be the sole source for payment to Buyer of the Break-Up Fee and/or Expense Reimbursement to which Buyer is entitled pursuant to the applicable provisions of Section 11.2 and, in the event that the VSE Bid Deposit of the Successful Bidder for the Acquired Assets shall be unavailable, or to the extent that the VSE Bid Deposit of the Successful Bidder for the Acquired Assets shall be insufficient, to pay to Buyer the full amount of the Break-Up Fee and/or Expense Reimbursement to which Buyer is entitled pursuant to the applicable provisions of Section 11.2, the Break-Up Fee and/or Expense Reimbursement, to the extent not paid to Buyer from the VSE Bid Deposit of the Successful Bidder for the Acquired Assets, shall remain a super priority administrative expense of Sellers under Section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of any kind, including those specified in Section 503(b) or 507(b) of the Bankruptcy Code.

(e) Taxes. The last sentence of Section 8.1(c) is hereby deleted in its entirety and replaced with the following:

Any amounts which may become payable from any Seller to Buyer pursuant to this Section 8.1(c) shall constitute a super priority administrative expense of Sellers under Section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

(f) Accrued Paid Time Off. A new Section 8.4(d) is hereby added to the Purchase Agreement, reading as follows:

Accrued Paid Time Off. Notwithstanding anything to the contrary in this Section 8.4, Buyer agrees (and shall provide in Buyer’s offer of employment to each Facility Employee) that each Facility Employee who receives and accepts an offer of employment from Buyer (or any Affiliate of Buyer) shall, upon becoming a Transferred Employee, receive credit (on an hour-for-hour basis, and in the form of vacation hours only) under the Buyer Plans for all vacation and other paid time off accrued by such Transferred Employee under any applicable Benefit Plan of Sellers through, but not including, the Closing Date (such accrued vacation and paid time off being herein referred to as the Transferred Employee’s “Accrued PTO”). Buyer’s offer of employment to each Facility Employee shall include a written statement that, by accepting employment with Buyer, the Facility Employee consents to receive credit for Accrued PTO from Buyer in lieu of payment for accrued vacation and paid time off with Sellers. To the extent any Transferred Employee has in excess of 240 hours of Accrued PTO as of the Closing Date, Buyer shall, within 30 days following the Closing, make a payment to such Transferred Employee in an amount equal to the value of such excess (based on such Transferred Employee’s final salary with Sellers), which payment shall be treated as income of such Transferred Employee in the year of payment for purposes of Tax withholding in accordance with applicable Governmental Requirements (but shall not be treated as income to the Transferred Employee for any other purpose under the Buyer plans including, without limitation, (i) for purposes of calculating any matching contribution payable by Buyer or any Affiliate of Buyer to any 401(k) or similar defined contribution plan, (ii) for purposes of calculating any bonuses or similar incentive payments to which the Transferred Employee may become entitled. The Closing Statement shall include a certification by Sellers as to the Accrued PTO of each Facility Employee through, but not including, the Closing Date, and Sellers shall provide such supporting documentation therefor as Buyer may reasonably request.

(g) Effect of Termination. The first sentence of Section 11.2(c) is hereby deleted in its entirety and replaced with the following:

(i) In the event of a termination of this Agreement pursuant to Section 11.1(a)(v), Section 11.1(a)(vii), Section 11.1(b)(i), Section 11.1(b)(ii) or Section 11.1(b)(v), Sellers shall pay to Buyer the Break-Up Fee plus the Expense Reimbursement within two (2) Business Days following such termination, (ii) in the event of termination of this Agreement pursuant to Section 11.1(a)(vi), Sellers shall pay to Buyer the Expense Reimbursement (but not the Break-Up Fee) within two (2) Business Days following such termination, (iii) in the event of a termination of this Agreement pursuant to Section 11.1(a)(ii), Section 11.1(a)(iv) or Section 11.1(b)(vi), (A) Sellers shall pay to Buyer the Expense Reimbursement within two (2) Business Days following such termination and (B) if, prior to such termination, a proposal or offer is made in respect of an Alternative Transaction, which proposal or offer has not been withdrawn prior to such termination, and within six (6) months following such termination Sellers enter into a definitive agreement with respect to such Alternative Transaction or such Alternative Transaction is consummated, Sellers shall cause to be paid to Buyer the Break-Up Fee within two (2) Business Days following such event and (iv) in the event of a termination of this Agreement pursuant to Section 11.1(b)(iii) or Section 11.1(c)(iii), Sellers shall pay to Buyer the Break-Up Fee plus the Expense Reimbursement within two (2) Business Days following the earlier to occur of (A) the consummation of the transaction with the Successful Bidder at the Auction and (B) termination of the agreement of such Successful Bidder to consummate such transaction; provided that under no circumstances shall Sellers be obligated to pay the Break-Up Fee or Expense Reimbursement more than once; and provided further that, if Sellers fail to pay any amounts due to Buyer pursuant to this Section 11.2(c), within the time period specified herein, Sellers shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Buyer in connection with any Action or Proceeding taken to collect payment of such amounts, together with interest on such unpaid amounts at the Applicable Rate, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(h) Notices. The address for notices to Sellers in Section 12.4 is hereby deleted in its entirety and replaced with the following:

VeraSun Energy Corporation

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

Attn: Chief Restructuring Officer

Facsimile: 605-978-7050

(i) Schedules.

(i) Item 1 under the heading “VeraSun Energy Corporation” on Schedule 1.1(a)-1 is hereby deleted in its entirety and replaced with the matters set forth on Schedule A to this Amendment.

(ii) The matters set forth on Schedule B to this Amendment are hereby added under the heading “VeraSun Hartley LLC” on Schedule 1.1(a)-1.

(iii) The matters set forth on Schedule C to this Amendment are hereby added under the heading “VeraSun Welcome LLC” on Schedule 1.1(a)-1.

(iv) Item 1 under the heading “VeraSun Energy Corporation” on Schedule 1.1(b)-1 is hereby deleted in its entirety and replaced with the matters set forth on Schedule D to this Amendment.

4. Conforming Changes to Other Transaction Documents. The Parties agree that those Transaction Documents forms of which are attached as exhibits to the Purchase Agreement and that have not yet been entered into shall, when entered into, insofar as they reference the Purchase Agreement, include provisions to the effect that, except as the context otherwise requires, such references mean and include the Purchase Agreement as amended hereby (and by any subsequent amendments to the Purchase Agreement hereafter entered into in accordance with Section 12.6 of the Purchase Agreement).

5. Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver. The provisions of Section 12.10 of the Purchase Agreement are incorporated herein for all purposes, as fully as if set forth verbatim herein (but changing all references therein to “Agreement” to read “Amendment”).

6. Ratification. The Purchase Agreement is hereby ratified and affirmed and shall continue in full force and effect in accordance with its terms, as such terms have been amended hereby.

7. Captions and Headings. The division of this Amendment into subdivisions and the insertion of captions and headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Amendment.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

BUYER:

VALERO RENEWABLE FUELS COMPANY, LLC

By:	/s/ Michael S. Ciskowski
Name:	Michael S. Ciskowski
Title:	Executive Vice President and Chief Financial Officer

PARENT:

VALERO ENERGY CORPORATION

By:	/s/ Michael S. Ciskowski
Name:	Michael S. Ciskowski
Title:	Executive Vice President and Chief Financial Officer

SELLERS:

VERASUN ENERGY CORPORATION

By:	/s/ Mark Dickey
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND AMONG VALERO RENEWABLE FUELS COMPANY, LLC, VALERO ENERGY CORPORATION, VERASUN ENERGY CORPORATION AND CERTAIN SUBSIDIARIES OF VERASUN ENERGY CORPORATION

VERASUN AURORA CORPORATION

By:	/s/ Mark Dickey
Name:
Title:

VERASUN CHARLES CITY, LLC

By:	/s/ Mark Dickey
Name:
Title:

VERASUN FORT DODGE, LLC

By:	/s/ Mark Dickey
Name:
Title:

VERASUN HARTLEY, LLC

By:	/s/ Mark Dickey
Name:
Title:

VERASUN MARKETING, LLC

By:	/s/ Mark Dickey
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND AMONG VALERO RENEWABLE FUELS COMPANY, LLC, VALERO ENERGY CORPORATION, VERASUN ENERGY CORPORATION AND CERTAIN SUBSIDIARIES OF VERASUN ENERGY CORPORATION

VERASUN WELCOME, LLC

By:	/s/ Mark Dickey
Name:
Title:

VERASUN REYNOLDS, LLC

By:	/s/ Mark Dickey
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND AMONG VALERO RENEWABLE FUELS COMPANY, LLC, VALERO ENERGY CORPORATION, VERASUN ENERGY CORPORATION AND CERTAIN SUBSIDIARIES OF VERASUN ENERGY CORPORATION